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                                                                   EXHIBIT 10.43

                        INITIAL SUBSCRIPTION AGREEMENT
                                      OF
                              TRANSPLACE.COM, LLC

     THIS INITIAL SUBSCRIPTION AGREEMENT (the "Subscription Agreement") is entered into as of April 19, 2000 by Transplace.com, LLC, a Nevada limited liability company (the "Company") and Covenant Transport, Inc., a Nevada corporation ("Covenant"), J.B. Hunt Transport Services, Inc., an Arkansas corporation ("Hunt"), M.S. Carriers, Inc., a Tennessee corporation ("M.S."), Swift Transportation Co., Inc., a Nevada corporation ("Swift"), U.S. Xpress Enterprises, Inc., a Nevada corporation ("U.S. Xpress"), and Werner Enterprises, Inc., a Nebraska corporation ("Werner") (all of which are referred to collectively as the "Initial Subscribers" or the "parties"), or the respective Affiliates of the foregoing six corporations.

     WHEREAS, the Initial Subscribers, on March 13, 2000, entered into an Agreement in Principal to Form Transplace.com, an Internet-based global transportation logistics company; and

     WHEREAS, the Company was formed on April 18, 2000; and

     WHEREAS, the Initial Subscribers and the Company wish to enter into an agreement whereby the Initial Subscribers will transfer all of their freight brokerage and non-asset based transportation logistics operations owned by them or their subsidiaries (the "Transportation Logistics Businesses") into the Company in return for all of the initial membership interests of the Company.

     NOW, THEREFORE, in consideration of the foregoing recitals and mutual promises hereinafter set forth, the parties hereto agree as follows:

     Section 1.  Initial Subscription.  The Initial Subscribers hereby
     ----------  --------------------
subscribe, and the Company accepts the Initial Subscribers' subscription, for the initial Membership Interests (the "Membership Interests") in the Company as described below:

          Covenant    -      13%               Swift          -     16%
          Hunt        -      28%               U.S. Xpress    -     13%
          M.S.        -      14%               Werner         -     16%

     Section 2.  Consideration.  In consideration of the Membership Interests
     ----------  -------------
described above, the Initial Subscribers agree as follows:

     (a)  Capital. Each of the Initial Subscribers shall contribute the sum of
          -------
          Five Million Dollars ($5,000,000.00) (the "Individual Subscription Capital") toward the capital of the Company, payable as follows:

               (i) Within five (5) business days following the execution of this Subscription Agreement, each of the Initial Subscribers shall transfer, in

         Page 1 of 10 B Transplace.com Initial Subscription Agreement
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               immediately available funds, the sum of Fifty Thousand Dollars
               ($50,000.00) to the Company;

               (ii) Thereafter, not less than three (3) business days after notice by the Chief Executive Officer of the Company of the Company's need for additional working capital, each of the Initial Subscribers shall transfer to the Company, in immediately available funds, one-sixth (1/6) of the total amount of additional working capital then deemed necessary for the Company's operations;

               (iii) Not less than three (3) business days prior to conversion of the Company's form to a corporation each Initial Subscriber shall transfer to the Company, in immediately available funds, any unfunded balance of its Individual Subscription Capital.

               (iv) Up to the time of any conversion of the Company from a limited liability company to a corporation, no portion of any Individual Subscription Capital may be returned or distributed by the Company to any party absent the unanimous consent of all of the Initial Subscribers.

     (b)  Contribution of Assets.  On or before June 30, 2000, each of the
          ----------------------
          Initial Subscribers shall contribute, and cause any applicable Affiliate to contribute, to the Company all of the intangible assets of its Transportation Logistics Businesses to the Company, including, but not limited to all contracts with customers (to the extent assignable), goodwill, Post Office boxes and telephone and telefax numbers dedicated to its Transportation Logistics Business software and software licenses, patents, trademarks, service marks, copyrights, Internet websites and domain names and registrations dedicated to its Transportation Logistics Business, trade secrets, know-how, and other intellectual property (collectively referred to as the "Contributed Assets").

     Section 3.  Non-Competition.
     ----------  ---------------

     (a) As a condition of its ownership of a Membership Interest in the Company, each of the Initial Subscribers acknowledges and agrees that it will have access to and become familiar with certain confidential information and trade secrets relating to the Company's operations, customers, and other information, and that much of the information that the Initial Subscribers will be exposed to constitute trade secrets of the Company. The Initial Subscribers understand and agree that the Company has a legitimate interest in assuring that such confidential information and trade secrets are not used by any of the Initial Subscribers in a manner that would be disadvantageous to the Company. As a result, in exchange for the consideration provided pursuant to this Subscription Agreement, for a period equal to the greater of (i) five (5) years from the date of signing of this Subscription Agreement; or (ii) two (2) years after such time as any Initial Subscriber shall have transferred or sold such portion of its Membership Interest

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          in the Company so as to result in total ownership of less than a two percent (2%) equity interest in the Company, and resigned from the management of the Company, each of the Initial Subscribers agree that it will not, directly or indirectly, whether voluntarily or involuntarily, engage in any business activity within the United States that is in competition or is reasonably expected to be in competition with the Company or which performs services or sells goods which are similar to those provided, sold, or contemplated to be provided or sold, by the Company.

     (b) Since the damages to the Company resulting from a breach of these provisions could not adequately be compensated by money damages, the Company shall be entitled to, in addition to any other right or remedy available to it, an injunction restraining such breach or threatened breach, and in any case no bond or other security shall be required in connection therewith except as required by law. The Initial Subscribers agree that the provisions of this paragraph are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this paragraph shall be deemed invalid, illegal or unenforceable by reason of extent, duration, geographical scope hereof, or otherwise, then the Court making such determination shall have the right to reduce such extent, duration, geographical scope or other provisions hereof, and, in its reduced form, such restriction shall then be enforceable in the manner contemplated hereby.

     Section 4.  Additional Agreements.
     ----------  ---------------------

     (a)  Transfer of Contributed Assets to the Company.  Notwithstanding the
          ---------------------------------------------
          Agreement of the Initial Subscribers to contribute the Contributed Assets to the Company on or before June 30, 2000, the parties acknowledge and agree that the Company may not be fully prepared to conduct its business in all respects as of that date. Each of the Initial Subscribers agrees, therefore, that it will, as requested by the Company, continue after June 30, 2000 to operate its Transportation Logistics Businesses for the benefit of the Company pursuant to an Outsourcing Agreement to be entered into between the parties as the Company deems reasonably necessary (the "Outsourcing Agreement") in order to effectuate a smooth transition to the Company operations. In connection with the Outsourcing Agreement, each Initial Subscriber agrees to account for and remit to the Company all net revenues derived therefrom, less the reasonable and customary expenses associated with its continued operation of that business.

     (b)  Preparation of Audited Financial Statements.  The Initial Subscribers
          --------------------------------------------
          acknowledge the necessity of the Company preparing audited year-end financial statements for each Initial Subscriber's Transportation Logistics Business for fiscal years 1997, 1998, and 1999, as well as reviewed interim financial statements through June 30, 2000. In connection therewith, each of the Initial Subscribers commits and agrees to provide such information as is necessary for the Company's preparation of the audited financial statements by not later than

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          June 30, 2000, and the information necessary for preparation of the interim statements by not later than August 30, 2000. All costs associated with preparation of the financial statements described herein shall be borne by the Company.

     (c)  Other Assets.  The Initial Subscribers acknowledge and agree that the
          ------------
          Company may desire to purchase additional assets from each of the Initial Subscribers which are necessary for the smooth transition of its business, including, but not limited to computer hardware and furnishings. Each of the Initial Subscribers hereby agree, to the extent such additional assets are reasonably severable from any Initial Subscriber's other operations, to transfer such additional assets as the Company might reasonably require in return for payment by the Company to the transferring Initial Subscriber of an amount equal to the net-book value of any such additional assets.

     (d)  Best Efforts.  Each of the Initial Subscribers shall use its best
          ------------
          efforts to obtain any required consents to the assignment of the Contributed Assets. In the event any such requisite consent is withheld by any third party, such Initial Subscriber shall subcontract its transportation brokerage or logistics obligations to the Company unless prohibited by the underlying contract, in which case the parties acknowledge and agree that the Initial Subscriber at issue will be free to perform the balance of its contractual obligations thereunder, pursuant to the provisions of an Outsourcing Agreement consistent with the terms of Section 4(a) above.

     (e)  Intellectual Property.   If intellectual property is co-owned or co-
          ---------------------
          licensed by both a Initial Subscriber's Transportation Logistics Business and the Initial Subscriber's other businesses, both the Company and the Initial Subscriber will have ownership and/or licensing rights after Closing. If a software program is developed and owned by an Initial Subscriber's Transportation Logistics Business and if one or more of its other businesses have had the right to use such software program, the Initial Subscriber will continue to have the same right after Closing, but such software program shall become the property of the Company. If a software program directly related to an Initial Subscriber's Transportation Logistics Business is developed and owned by an Initial Subscriber's other business(es) and its Transportation Logistics Business has had the right to use such software program, the Company will receive the same right to use the software program after Closing. Each Initial Subscriber shall also be entitled to the use of software that is derived from software it contributed that was substantially developed by that Initial Subscriber. The Initial Subscribers shall use their best efforts to obtain consents to the assignment of software licensed from third parties.

     (f)  Employment of Jun-Sheng Li.  Each of the Initial Subscribers agrees
          --------------------------
          that Jun-Sheng Li shall be employed as the Company's Chairman, President and Chief Executive Officer in accordance with the terms of an Employment Agreement to be negotiated between Jun-Sheng Li and the Initial Subscribers' Compensation

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          Committee, and approved by the Initial Subscribers (the "Employment
          Agreement"). Each of the Initial Subscribers further acknowledges and agrees that, pursuant to the Employment Agreement, and in exchange for Employee's assigning to the Company all rights he may have in, under, and to the Dense Network Efficiency optimization computer algorithm on or before June 30, 2000, the Company shall transfer to Employee on the same day four and one half percent (4.5%) of the equity ownership of the Company ("Equity Interest"), which shall be subject to a substantial risk of forfeiture and which Employee shall not be permitted to sell or otherwise transfer prior to its vesting over a seven-year period.

     Section 5.  Representations and Warranties of the Parties
     ----------  ---------------------------------------------

     (a)  Representations of the Initial Subscribers.  Each of the Initial
          ------------------------------------------
          Subscribers warrants and represents solely with respect to itself as follows:

          (i)    Organization, Good Standing and Qualification.  Each of the
                 ----------------------------------------------
                 Initial Subscribers is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of the Initial Subscribers has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. Each of the Initial Subscribers is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary.

          (ii)   Authorization; Binding Obligations. All corporate action on the
                 ----------------------------------
                 part of each of the Initial Subscribers and their respective officers, directors and stockholders necessary for the authorization of this Subscription Agreement and the performance of all their respective obligations hereunder have been taken. This Subscription Agreement, when executed and delivered, will be a valid and binding obligation of each of the Initial Subscribers, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies.

          (iii)  Compliance with Other Instruments.  No Initial Subscriber will
                 ---------------------------------
                 be by virtue of entering into and performing this Subscription Agreement and the transactions contemplated hereunder in violation or default of any term of its Certificate of Incorporation or Bylaws or any term or provision of any material mortgage, indenture, agreement, instrument or contract to which it is party or by which it is bound, nor, by virtue of entering into

         Page 5 of 10 B Transplace.com Initial Subscription Agreement
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                 and performing this Subscription Agreement and the transactions contemplated hereunder, in violation of any order addressed specifically to the Initial Subscriber, as applicable, nor, to the best of the Initial Subscriber's knowledge, any material order, statute, rule or regulation applicable to it, other than any of the foregoing such violations that do not, either individually or in the aggregate have a material adverse effect on its businesses as presently conducted or planned to be conducted.

          (iv)   Acquisition for Own Account. Each of the Initial Subscribers is
                 ---------------------------
                 acquiring the Membership Interest being issued hereunder for its own account for investment only, and not with a view towards their distribution.

          (v)    Lack of Public Market for Shares. The Initial Subscribers
                 --------------------------------
                 understand that (1) the Membership Interests being issued pursuant to this Subscription Agreement have not been registered under the Securities Act of 1933 or any applicable state law (the "Securities Act") and that as such, such
                                 --------------
                 Membership Interests are subject to restrictions on transfer and bear a restrictive legend to such effect, (2) the Membership Interests issued pursuant hereto may not be transferred until registered under the Securities Act, unless an exemption from registration is available, (3) the Company has no present intention of registering the Membership Interests, and (4) each Initial Subscriber also acknowledges that any certificate evidencing Membership Interests shall bear a legend noting restrictions on transfer contained in the Company's Operating Agreement, in addition to the private offering legend referenced above. The Initial Subscribers also understand that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Initial Subscribers to transfer all or any portion of the Membership Interest held by it under the circumstances, in the amounts or at the times the Initial Subscribers might propose.

     (b)  Representations of the Company.  The Company hereby represents and
          ------------------------------
          warrants as follows:

          (i)    Organization, Good Standing and Qualification. The Company is a
                 ---------------------------------------------
                 limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is or will be, as soon as is practicable following execution of this Subscription Agreement, duly qualified and authorized to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary.

         Page 6 of 10 B Transplace.com Initial Subscription Agreement
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          (ii)   Authorization; Binding Obligations.  All action on the part of
                 ----------------------------------
                 the Company, necessary for the authorization of this Subscription Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Membership Interests pursuant hereto has, in the case of this Subscription Agreement, been taken. This Subscription Agreement, when executed and delivered, will be the valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies.

          (iii)  Compliance with Other Instruments.  The Company will not be by
                 ---------------------------------
                 virtue of entering, into and performing this Subscription Agreement and the transactions contemplated hereunder, in violation or default of any term of its Certificate of Organization ("Charter") or Operating Agreement or any term or provision of any material mortgage, indenture, agreement, instrument or contract to which it is party or by which it is bound, and is not, and will not by virtue of entering into and performing this Subscription Agreement and the transactions contemplated hereunder be, in violation of any order addressed specifically to the Company, nor, to the best knowledge of the Company any material order, statute, rule or regulation applicable to the Company, other than any of the foregoing such violations that do not, either individually or in the aggregate have a material adverse affect on the Company's businesses as presently conducted or planned to be conducted.

          (iv)   Issuance of Membership Interests. When issued in compliance
                 --------------------------------
                 with the provisions of this Subscription Agreement and the Charter and Operating Agreement of the Company, and upon payment of the Individual Subscription Capital as described herein, the Membership Interests will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Initial Subscribers; provided, however, that the Membership Interests may be subject to restrictions on transfer under state and/or federal securities laws, the Charter or the Operating Agreement of the Company.

     Section 6.  Communications; Marketing.  Except as required by law, neither
     ----------  -------------------------
the Initial Subscribers nor the Company shall issue any press release or other communication (including investor communications) regarding the existence or the nature of this Subscription Agreement or the relationship of the parties or use the name of the other party in any press release, other communication (including investor communications), marketing materials or advertising, without the prior written consent of the other party. Notwithstanding the foregoing, the Company and the Initial Subscribers hereby agree to work together in good faith to develop

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mutually agreeable advertising and marketing programs to exploit the relationship for the benefit of both parties.

     Section 7.  Governing Law.  This Subscription Agreement shall be governed
     ----------  -------------
in all respects by the laws of the State of Nevada without reference to principles of conflict-of-law.

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     Section 8.  Successors and Assigns.  With the exception of an assignment by
     ----------  ----------------------
an Initial Subscriber to any of its Affiliates as provided by and subject to, the provisions of the Operating Agreement between the Company and its Members , this Subscription Agreement shall not be assignable by any Initial Subscriber without the prior consent of all parties to this Subscription Agreement, except that the benefits of, but not the obligations under, this Subscription Agreement may be assigned by any party to any person acquiring a majority of the outstanding voting capital stock of such party. Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     Section 9.  Affiliate.  As used throughout this Subscription Agreement,
     ----------  ----------
"Affiliate" means any person that is, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with an Initial Subscriber. The term "control," as used in the immediately preceding sentence, means, with respect to a limited liability company or corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights of such limited liability company or corporation and, with respect to any other person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies thereof.

     Section 10.  Entire Agreement.  This Subscription Agreement constitutes the
     -----------  -----------------
full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     Section 11.  Severability.  In case any provision of the Subscription
     ----------   ------------
Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.  Amendment.  This Subscription Agreement may be amended or
     ----------   ---------
modified only upon the written consent of the parties hereto.

     Section 13.  Delays or Omissions.  It is agreed that no delay or omission
     ----------   -------------------
to exercise any right, power, or remedy accruing to any party upon any breach, default or noncompliance by another party under this Subscription Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

     Section 14.  Notices.  All notices required or permitted hereunder shall be
     ----------   -------
in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
All communications shall be sent, if to the Company, to the Attention of the Chief Executive Officer; and if to an Initial Subscriber, to the Initial Subscriber's address of record set forth in

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the records of the Company or at such other address as any party may designate by five (5) days' advance written notice to the other parties hereto.

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     Section 15.  Expenses.  Each party shall pay all costs and expenses that it
     ----------   --------
incurs with respect to the negotiation, execution, delivery and performance of the Subscription Agreement.

     Section 16.  Dispute Resolution. Any disagreement between the parties with
     ----------   ------------------
respect to this Agreement shall be resolved by arbitration conducted in accordance with the rules of the American Arbitration Association. Upon written request of any party hereto tendered to all other parties, such arbitration shall be conducted before a panel of three arbitrators (unless the parties agree to one arbitrator) with each side to the dispute selecting one arbitrator and the arbitrators so selecting the third arbitrator. The arbitration award shall be final and binding upon the parties, and judgment on the award may be entered by and enforced in any court having competent jurisdiction. The expenses of the arbitration proceedings shall be borne by the non-prevailing thereto. All arbitration proceedings hereunder shall be conducted in Dallas, Texas.

     Section 17.  Attorneys' Fees.  In the event that any suit or action is
     ----------   ---------------
instituted to enforce any provision in this Subscription Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing parry under or with respect to this Subscription Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation. all fees. costs and expenses of appeals.

     Section 18.  Titles and Subtitles.  The titles of the sections and
     ----------   --------------------
subsections of the Subscription Agreement are for convenience of reference only and are not to be considered in construing this Subscription Agreement.

     Section 19.  Counterparts.  This Subscription Agreement may be executed in
     ----------   ------------
any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     Section  20.  Effective Date.  This Agreement shall become effective upon
     -----------   --------------
execution.

                  [The following page is the Signature Page]

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                               SIGNATURE PAGE OF
                        INITIAL SUBSCRIPTION AGREEMENT
                            OF TRANSPLACE.COM. LLC


DATE                                    INITIAL SUBSCRIBERS

April 19, 2000                          Covenant Transport, Inc.

                                        By:  David R. Parker
                                             Chairman, President & CEO

April 19, 2000                               J.B. Hunt Transport Services, Inc.

                                        By:  Wayne Garrison
                                             Chairman

April 19, 2000                               M.S. Carriers, Inc.

                                        By:  Michael S. Starnes
                                             Chairman, President & CEO

April 19, 2000                               Swift Transportation Co., Inc.

                                        By:  Jerry C. Moyes
                                             Chairman, President & CEO

April 19, 2000                               U.S. Xpress Enterprises, Inc.

                                        By:  Max L. Fuller
                                             Co-Chairman

April 19, 2000                               Werner Enterprises, Inc.

                                        By:  Clarence L. Werner
                                             Chairman & CEO


                              TRANSPLACE.COM, LLC

                              By:  Wayne Garrison
                                   Tax Matters Manager

         Page 12 of 10 B Transplace.com Initial Subscription Agreement